Exhibit 99

PRESS RELEASE

Scripps reports November revenues

For immediate release	(NYSE: SSP)
Dec. 13, 2004

CINCINNATI – The E. W. Scripps Company’s consolidated revenue for November increased 12 percent year-over-year to $197 million.

Revenue for the company’s fastest growing division, Scripps Networks, was up 26 percent to $67.9 million. November advertising revenue at Scripps Networks was up 20 percent and affiliate fee revenue increased 58 percent. Scripps Networks includes the company’s portfolio of national cable and satellite television networks, including Home & Garden Television, Food Network, DIY Network, Fine Living and Great American Country (GAC).

HGTV and Food Network can be seen in 87 million and 86 million U.S. television households, respectively. DIY Network reaches about 30 million households and Fine Living can be seen in about 24 million households. GAC reached 36 million U.S. households in November, up 38 percent for the month year-over-year.

At the company’s newspapers, November revenue was $62.6 million, down 5.3 percent from the same month a year ago. November 2004 had four Sundays compared with five Sundays in 2003. Newspaper revenue for October and November combined was up 1.2 percent.

Newspaper advertising revenue in November, by category, was:

•	Local, down 6 percent to $15.7 million.

•	Classified, down 8.8 percent to $16.7 million.

•	National, up 2.0 percent to $3.9 million.

•	Preprint and other, up 0.8 percent to $14.0 million.

The company’s share of profits from its four joint newspaper operations, before editorial costs, was $8.4 million compared to $9.8 million in November 2003. The decline includes the effect of one fewer Sunday in November 2004.

November revenue at Shop at Home Network, the company’s television retailing subsidiary, was up 34 percent to $25.4 million. Shop at Home could be seen in 53 million television households in November, up 18 percent from the same month in 2003.

At the company’s broadcast television stations (excluding Shop At Home affiliated stations) revenue for the month was up 8.0 percent to $30.6 million. Broadcast television revenue reflects $1.8 million in political advertising during the month. Broadcast TV political advertising revenue was about $300,000 during the same month a year ago. Other than political, broadcast television advertising revenue, broken down by category, was:

•	Local, up 4.6 percent to $17.3 million.

•	National, up 1.3 percent to $10.3 million.

•	Other, down 8.4 percent to $1.2 million.

About Scripps

The E.W. Scripps Company is a diverse media concern with interests in national lifestyle television networks, newspaper publishing, broadcast television, television retailing, interactive media and licensing and syndication. All of the company’s media businesses provide content and advertising services via the Internet.

Scripps is organized into the following operating divisions.

Scripps Networks, including the company’s growing portfolio of popular lifestyle television networks. Scripps Networks brands include Home & Garden Television, Food Network, DIY Network, Fine Living and Great American Country (GAC). Scripps Networks Web sites include FoodNetwork.com, HGTV.com, DIYnetwork.com, fineliving.com and gactv.com. Scripps Networks programming can be seen in 86 countries.

Scripps Newspapers, including daily and community newspapers in 19 markets and the Washington-based Scripps Media Center, home to the Scripps Howard News Service. Scripps newspapers include the Rocky Mountain News in Denver, the Commercial Appeal in Memphis, the Knoxville (Tenn.) News Sentinel and the Ventura County (Calif.) Star.

Scripps Television Station Group, including six ABC-affiliated stations, three NBC affiliates and one independent. Scripps operates broadcast television stations in Detroit, Cleveland, Cincinnati, Phoenix, Tampa, Baltimore, Kansas City, Mo., West Palm Beach, Fla., Tulsa, Okla., and Lawrence, Kan.

Shop at Home Network, the company’s television retailing subsidiary, which markets a growing range of consumer goods directly to television viewers and visitors to the Shop At Home Web site, shopathometv.com. Shop At Home reaches about 53 million full-time equivalent U.S. households, including 5 million households via five Scripps-owned Shop At Home affiliated television stations.

United Media, a leading licensing and syndication company. United Media is the worldwide licensing and syndication home of Peanuts, Dilbert and about 150 other features and characters.

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Contact: Tim Stautberg, The E. W. Scripps Company, 513-977-3826

Email: stautberg@scripps.com

THE E.W. SCRIPPS COMPANY	For more information:
Unaudited Revenue and Statistical Summary	Tim Stautberg
Period: November	The E.W. Scripps Company
Report date: December 13, 2004	513-977-3826

( amounts in millions, unless otherwise noted )	November			Year-to-date
	2004	2003	%	2004	2003	%
SEGMENT OPERATING REVENUES
Newspapers	$62.6	$66.1	(5.3)%	$645.0	$633.8	1.8%
Scripps Networks	67.9	54.0	25.8%	652.0	485.8	34.2%
Broadcast Television	30.6	28.3	8.0%	317.0	279.4	13.5%
Shop At Home	25.4	19.0	34.0%	253.5	209.0	21.3%
Licensing and Other Media	10.2	9.0	13.3%	94.4	95.2	(0.8)%

TOTAL	$196.8	$176.4	11.5%	$1,961.9	$1,703.1	15.2%

NEWSPAPERS (1)
Operating Revenues
Local	$15.7	$16.7	(6.0)%	$151.5	$152.0	(0.3)%
Classified	16.7	18.3	(8.8)%	199.6	195.0	2.4%
National	3.9	3.8	2.0%	36.6	35.6	2.9%
Preprints and other	14.0	13.9	0.8%	121.8	113.9	6.9%

Newspaper advertising	50.3	52.7	(4.6)%	509.5	496.4	2.6%
Circulation	10.7	11.8	(10.0)%	120.3	124.4	(3.3)%
Other	1.6	1.5	7.9%	15.2	12.9	17.3%

Newspapers	$62.6	$66.1	(5.3)%	$645.0	$633.8	1.8%

Ad inches (excluding JOAs) (in thousands)
Local	679	685	(0.8)%	6,572	6,540	0.5%
Classified	802	901	(10.9)%	9,576	9,687	(1.2)%
National	129	124	4.2%	1,202	1,214	(1.0)%

Full run ROP	1,611	1,710	(5.8)%	17,350	17,440	(0.5)%

Share of JOA operating profits (2)	$8.4	$9.8	(14.3)%	$68.9	$70.9	(2.8)%

SCRIPPS NETWORKS
Operating Revenues
Advertising	$54.7	$45.5	20.2%	$515.3	$395.5	30.3%
Affiliate fees, net	12.2	7.7	58.2%	128.6	84.4	52.3%
Other	0.9	0.7	29.4%	8.1	5.9	38.2%

Scripps Networks	$67.9	$54.0	25.8%	$652.0	$485.8	34.2%

Subscribers (3)
HGTV				87.4	84.4	3.6%
Food Network				85.7	82.8	3.5%
Great American Country				36.3	26.4	37.5%

BROADCAST TELEVISION
Operating Revenues
Local	$17.3	$16.6	4.6%	$168.6	$169.1	(0.3)%
National	10.3	10.1	1.3%	91.6	92.5	(1.0)%
Political	1.8	0.3		41.5	3.1
Other	1.2	1.3	(8.4)%	15.2	14.6	4.2%

Broadcast Television	$30.6	$28.3	8.0%	$317.0	$279.4	13.5%

SHOP AT HOME
Operating Revenues
Shop At Home	$25.4	$19.0	34.0%	$253.5	$209.0	21.3%

Avg. full-time equivalent homes	53.2	45.0	18.2%	50.0	46.4	7.8%

(1)	November 2004 had 4 Sundays, versus 5 Sundays in 2003.
(2)	Excludes editorial costs.
(3)	Subscriber counts are according to the Nielsen Homevideo Index of homes that receive cable networks.

THE E.W. SCRIPPS COMPANY	For more information:
Unaudited Revenue and Statistical Summary	Tim Stautberg
Period: November	The E.W. Scripps Company
Report date: December 13, 2004	513-977-3826

( amounts in millions, unless otherwise noted )	October and November
	2004	2003	%
SEGMENT OPERATING REVENUES
Newspapers	$125.9	$124.4	1.2%
Scripps Networks	132.9	105.8	25.6%
Broadcast Television	73.3	58.1	26.2%
Shop At Home	49.8	35.6	39.8%
Licensing and Other Media	19.3	18.7	3.0%

TOTAL	$401.1	$342.6	17.1%

NEWSPAPERS
Operating Revenues
Local	$30.5	$31.1	(1.9)%
Classified	36.0	35.6	1.0%
National	7.6	7.3	3.8%
Preprints and other	26.4	24.6	7.3%

Newspaper advertising	100.5	98.7	1.9%
Circulation	22.2	22.8	(2.8)%
Other	3.2	2.9	9.3%

Newspapers	$125.9	$124.4	1.2%

Ad inches (excluding JOAs) (in thousands)
Local	1,335	1,286	3.8%
Classified	1,695	1,773	(4.5)%
National	249	248	0.7%

Full run ROP	3,279	3,307	(0.8)%

Share of JOA operating profits (1)	$17.1	$17.1	0.1%

SCRIPPS NETWORKS
Operating Revenues
Advertising	$107.3	$89.0	20.6%
Affiliate fees, net	24.1	15.4	56.4%
Other	1.5	1.5	6.5%

Scripps Networks	$132.9	$105.8	25.6%

Subscribers (2)
HGTV	87.4	84.4	3.6%
Food Network	85.7	82.8	3.5%
Great American Country	36.3	26.4	37.5%

BROADCAST TELEVISION
Operating Revenues
Local	$31.7	$34.0	(6.8)%
National	18.1	20.4	(11.0)%
Political	21.0	1.1
Other	2.4	2.6	(6.5)%

Broadcast Television	$73.3	$58.1	26.2%

SHOP AT HOME
Operating Revenues
Shop At Home	$49.8	$35.6	39.8%

Avg. full-time equivalent homes	53.2	45.0	18.2%

(1)	Excludes editorial costs and proportionate share of JOA activities.
(2)	Subscriber counts are according to the Nielsen Homevideo Index of homes that receive cable networks.